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                                                                  EXECUTION COPY

               AMENDMENT No. 2 dated as of November 28, 2001 (this "AMENDMENT"), to the Credit Agreement dated as of May 17, 2001, as amended (the "CREDIT AGREEMENT"), among IMC GLOBAL INC. (the "COMPANY"), the Borrowing Subsidiaries party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, JPMORGAN CHASE BANK (successor to THE CHASE MANHATTAN BANK), as administrative agent (the "ADMINISTRATIVE AGENT"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the "SYNDICATION AGENT").

     A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

     B. The Company has informed the Agents that the Company wishes to effect the Salt Disposition (as such term is defined in the Credit Agreement) pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of October 13, 2001, among the Company, Salt Holdings Corporation, YBR Holdings LLC and YBR Acquisition Corp.

     C. The Company has requested that certain provisions of the Credit Agreement relating to the Salt Disposition be amended as provided herein.

     D. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

     E. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO SECTION 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:
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     (a)  by adding the defined term "B Term Loan Escrow" in the appropriate alphabetical order, to read in its entirety as follows:

     "B TERM LOAN ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing, subject to the terms of Section 2.11(f), the portion of the Net Proceeds from the Salt Disposition available to be applied in accordance with clause (iv) of Section 2.11(f).

     (b) by adding the defined term "Term Loan Prepayment Date" in the appropriate alphabetical order, to read in its entirety as follows:

     "TERM LOAN PREPAYMENT DATE" has the meaning assigned to such term in
     Section 2.11(f).

     SECTION 2. AMENDMENT TO SECTION 2.11. Paragraph (f) of Section 2.11 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of paragraph (f) of Section 2.11 of the Credit Agreement:

          Notwithstanding anything contained herein to the contrary, all Net Proceeds from the Salt Disposition that are available to be applied to prepay outstanding B Term Borrowings in accordance with clause (iv) of this paragraph (f) shall (i) within three Business Days following the consummation of the Salt Disposition, be deposited in the B Term Loan Escrow and shall remain in the B Term Loan Escrow for a period of 30 days and (ii) on the Business Day next following the end of such 30-day period (the "TERM LOAN PREPAYMENT DATE"), be applied to prepay outstanding B Term Borrowings, subject to paragraph (g) below. Following such application, any proceeds remaining in the B Term Loan Escrow shall be released from the B Term Loan Escrow and shall be available to the Company in accordance with clause (v) of this paragraph (f).

     SECTION 3. AMENDMENT TO SECTION 6.08. The proviso set forth in clause (v) of paragraph (b) of Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     PROVIDED that payments shall be permitted under
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     this clause (v) only to the extent of the sum of (i) funds available therefor on deposit in the Salt Disposition Escrow plus (ii) $12,000,000.

     SECTION 4. AMENDMENT TO THE SECURITY AGREEMENT. Each Lender that delivers a signed counterpart to this Amendment hereby consents to the amendment (the "SECURITY AGREEMENT AMENDMENT") of the Security Agreement dated as of May 17, 2001 (the "SECURITY AGREEMENT"), among the Company, each subsidiary of the Company listed on Schedule I thereto and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as collateral agent (the "COLLATERAL AGENT"), as such amendment is set forth in Exhibit A hereto.

     SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

     (a) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (b) The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

     (c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

     SECTION 6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first written above when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the
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signatures of (i) each of the Borrowers, (ii) the Required Lenders and (iii) the
Term Loan Lenders holding a majority in interest of the outstanding B Term Loans and (b) the Collateral Agent shall have received counterparts of the Security Agreement Amendment that, when taken together, bear the signatures of each of the Grantors (as such term is defined in the Security Agreement).

     SECTION 7. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

     SECTION 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

     SECTION 10. EXPENSES. The Company agrees to reimburse the Administrative Agent and the Syndication Agent for their respective out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 11. HEADINGS. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

        [The remainder of this page has been left blank intentionally.]
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                        IMC GLOBAL INC.,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        PHOSPHATE RESOURCE PARTNERS LIMITED
                                        PARTNERSHIP,

                                        By: IMC Global Inc., its Administrative
                                        Managing General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        And by: FMRP Inc., its General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        IMC PHOSPHATES COMPANY,

                                        By: IMC Phosphates MP Inc., its
                                        Managing Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:


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                                        JPMORGAN CHASE BANK, individually
                                        and as Administrative Agent,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title: